UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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BIOMET INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 10, 2005
To the Shareholders of Biomet, Inc.:
You are cordially invited to attend our Annual Meeting of Shareholders on Friday, September 23, 2005, at 1:30 p.m., local time, at 2517 Restaurant located at 2517 East Center Street, Warsaw, Indiana. Information regarding the matters to be voted upon at the Annual Meeting can be found in the accompanying Notice and Proxy Statement.
We hope you are planning to attend the Annual Meeting and look forward to seeing as many of you as possible. The vote of each shareholder is of utmost importance. For this reason, we urge you to vote your proxy promptly, whether or not you plan to attend the Annual Meeting.
On behalf of the Board of Directors and management of Biomet, Inc., I would like to extend our appreciation for your continued support and confidence.
Sincerely,
BIOMET, INC.
Dane A. Miller, Ph.D.
President and Chief
Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 23, 2005
TO THE SHAREHOLDERS OF BIOMET, INC.:
The Annual Meeting of Shareholders of Biomet, Inc. will be held on Friday, September 23, 2005, at 1:30 p.m., local time, at 2517 Restaurant located at 2517 E. Center Street, Warsaw, Indiana, for the following purposes:
(1)	To elect five Class I directors to serve for terms of three years each.

(2)	To approve an amendment to the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan to increase by 5,000,000 Common Shares the number of Common Shares available for grant under the Plan.

(3)	To ratify the appointment of Ernst & Young LLP as Biomet’s independent registered public accounting firm for the fiscal year ending May 31, 2006.

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Shareholders of record as of the close of business on July 26, 2005 are entitled to receive notice of and to vote at the Annual Meeting. We urge you to vote your shares promptly, even if you hold only a few shares and regardless of whether or not you expect to be present at the Annual Meeting in person.
By order of the Board of Directors,
Daniel P. Hann, Secretary
August 10, 2005
Warsaw, Indiana
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY PROMPTLY.

ITEM 1—ELECTION OF DIRECTORS
ITEM 2—APPROVAL OF AMENDMENT TO BIOMET, INC 1998 QUALIFIED AND NON-QUALIFIED STOCK OPTION PLAN
ITEM 3-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 23, 2005
GENERAL INFORMATION
This Proxy Statement is furnished to the shareholders of Biomet, Inc. in connection with the solicitation by the Board of Directors of Biomet of proxies to be voted at the Annual Meeting of Shareholders to be held at 2517 Restaurant located at 2517 E. Center Street, Warsaw, Indiana, on Friday, September 23, 2005, at 1:30 p.m., local time, or any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card were first mailed to shareholders on or about August 23, 2005. The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.
What am I voting on?
You are voting on the following matters:
•	The election of five Class I directors (C. Scott Harrison, M.D., Sandra A. Lamb, Kenneth V. Miller, Niles L. Noblitt and Marilyn Tucker Quayle) for three-year terms.

•	The approval of an amendment to the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan to increase by 5,000,000 Common Shares the number of Common Shares available for grant under the Plan.

•	The ratification of the appointment of Ernst & Young LLP as Biomet’s independent registered public accounting firm for the fiscal year ending May 31, 2006.
What are the Board’s recommendations?
Unless you instruct otherwise on your proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth with the discussion of each matter set forth later in this Proxy Statement. In summary, the Board recommends that you vote:
•	FOR the election of the nominees for directors.

•	FOR the approval of an amendment to the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan to increase by 5,000,000 Common Shares the number of Common Shares available for grant under the Plan.

•	FOR ratification of the appointment of Ernst & Young LLP as Biomet’s independent registered public accounting firm for fiscal year ending May 31, 2006.
With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote in accordance with their best judgment.

Who is entitled to vote?
Only those persons who own Biomet Common Shares at the close of business on the record date, July 26, 2005, are entitled to receive notice of and to vote at the Annual Meeting, or any adjournment or postponement of the meeting. As of the record date, there were 249,564,889 Common Shares of Biomet issued and outstanding. Each shareholder is entitled to one vote for each Biomet Common Share owned as of the close of business on July 26, 2005.
What constitutes a quorum?
A quorum is represented by the holders of a majority of the Common Shares outstanding on the record date and present, in person or by proxy, at the Annual Meeting. Proxies submitted by brokers that do not indicate voting instructions for a proposal are called “broker non-votes.” Broker non-votes and abstentions will be included in the number of shares considered to be present at the Annual Meeting for purposes of determining quorum, but will not be counted “for” or “against” any proposal. A quorum must be present for a proposal to be properly approved at the Annual Meeting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent you are considered to be the “shareholder of record” with respect to those shares. This Proxy Statement, the Annual Report to Shareholders and the proxy card have been sent directly to you.
If your shares are held in a stock brokerage account, by a bank or other nominee, you are considered to be the “beneficial owner” of the shares held in street name. This Proxy Statement and the Annual Report to Shareholders have been forwarded to you by your broker, bank or other nominee, who is considered to be the shareholder of record with respect to those shares. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing.
How do I vote?
It is important that you vote each proxy you receive. If you submit a signed proxy, but do not indicate your voting preference, your shares will be voted FOR the three proposals on your behalf.
Shareholders of Record. Shareholders of record may vote in person at the Annual Meeting or by proxy, whether or not they plan to attend the Annual Meeting. This year there are two convenient voting methods for shareholders of record to vote by proxy.
•	Voting by Internet. We encourage you to vote by using the Internet at www.proxyvote.com. Please refer to the voting information on the proxy card and on the website for directions on the manner in which to transmit your voting instructions. Voting on the Internet has the same effect as voting by mail. The deadline for Internet voting is 11:59 p.m. Eastern Time, Thursday, September 22, 2005. Internet voting is available 24 hours a day. If you vote by the Internet you should NOT return your proxy card by mail.

•	Voting by mail. If you choose to vote by mail, please mark, sign and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided.
Beneficial Owners. Beneficial owners must refer to the voting information provided by their broker, bank or other nominee to determine the manner in which voting instructions are to be transmitted. A beneficial owner who wishes to vote in person at the Annual Meeting must obtain an additional proxy from the broker, bank or other nominee to do so, and must present that proxy at the Annual Meeting.

How can I change my vote?
If you are a beneficial owner, you must contact your broker, bank or other nominee to determine how to change your voting instructions. If you are a shareholder of record, you may change your vote at any time prior to the tabulation of votes at the Annual Meeting. To do so, you must (1) deliver a written notice of revocation to the Secretary of Biomet at P.O. Box 587, Warsaw, IN 46581-0587; (2) submit a properly executed proxy bearing a later date in writing or on the Internet; or (3) attend the Annual Meeting and cast your vote in person.
How do I vote my shares in Biomet’s Employee Stock Bonus Plan?
If you are one of Biomet’s team members (Biomet refers to its employees as team members) eligible to participate in Biomet’s Employee Stock Bonus Plan (“Bonus Plan”), you will receive a request for voting instructions from the Bonus Plan trustee with respect to the shares allocated to your account in the Bonus Plan. You are entitled to direct the Bonus Plan trustee how to vote your Bonus Plan shares. If you do not provide voting instructions to the Bonus Plan trustee within the prescribed time, the shares allocated to your account in the Bonus Plan will be voted by the Bonus Plan trustee in the same proportion as the shares held by the Bonus Plan trustee for which voting instructions have been received from other members of the Bonus Plan. You may revoke your previously provided voting instructions by filing with the Bonus Plan trustee either a written notice of revocation or a properly executed proxy bearing a later date.
How many votes are needed to approve each item?
Election of Directors. The five nominees receiving the greatest number of votes will be elected as directors. Withheld votes and broker non-votes will not be counted as votes in favor of any nominee.
Other matters. The approval of the amendment to the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan, the ratification of the independent registered public accounting firm and approval of any other matter that properly comes before the Annual Meeting require that the number of votes cast “for” exceed those cast “against.” Abstentions and broker non-votes will not be counted as votes for or against any such matters.
What is “householding” and how does it affect me?
In an effort to reduce printing and postage costs, Biomet has adopted a process for mailing the Annual Report to Shareholders and Proxy Statement known as “householding.” Householding has been approved by the Securities and Exchange Commission and permits Biomet to mail only one copy of the Annual Report and Proxy Statement to shareholders of record who share the same last name and address, unless we receive contrary instructions from any shareholder of record at that address. Each shareholder of record will continue to receive a separate proxy card and is entitled to vote his or her shares individually.
If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you promptly upon request. You may contact the Investor Contact in writing at Biomet, Inc., P.O. Box 587, Warsaw, IN 46581-0587, or by telephone at (574) 372-1514. If you are a shareholder of record receiving multiple copies of the Annual Report and Proxy Statement and would prefer to receive a single copy, please contact us at the address and phone number provided above. If you are a beneficial owner, information regarding householding should be forwarded to you by your broker, bank or other nominee.
What does it mean if I get more than one proxy card?
It means you have shares registered in more than one account. Please vote all proxy cards to ensure that all of your shares are counted.

Who can attend the Annual Meeting?
All shareholders as of the close of business on July 26, 2005, or their duly appointed proxy holders, may attend the Annual Meeting. Each shareholder may be accompanied by one guest. However, seating will be limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m. (local time).
What time is the Annual Meeting?
The Annual Meeting will begin at 1:30 p.m., local time. Please note that local time is Eastern Standard Time, not Eastern Daylight Savings Time (i.e., during this time of year, Warsaw is on the same time as Chicago).
Who pays for the costs associated with this Proxy Statement?
Biomet will pay for all expenses in connection with the solicitation of proxies. We will also provide to all brokers, dealers, banks and voting trustees, and their nominees, copies of this Proxy Statement, the accompanying proxy card and the Annual Report for mailing to beneficial owners and, upon request, will reimburse such record holders for their reasonable expenses in connection with such activities. Biomet expects to solicit proxies primarily by mail, but directors, officers and employees of Biomet may also solicit proxies in person, by telephone, by mail, facsimile transmission, or other forms of electronic communication. Biomet’s directors, officers and employees will not receive any additional compensation for such activities.
STOCK OWNERSHIP
Who are the beneficial owners of more than 5% of Biomet’s Common Shares?
The following table sets forth certain data with respect to those persons known by Biomet to be the beneficial owners of more than 5% of the issued and outstanding Common Shares of Biomet as of July 26, 2005.

Name and Address	Amount and Nature	Percent
of Beneficial Owner	of Beneficial Ownership	of Class

State Farm Mutual Automobile	18,912,818 [1]	7.6%
Insurance Company and
related entities
One State Farm Plaza
Bloomington, Illinois 61710
1According to a Schedule 13G/A filed with the Securities and Exchange Commission by State Farm Mutual Automobile Insurance Company (SFMAIC) and certain related entities on January 21, 2005, as of December 31, 2004, SFMAIC is the beneficial owner of 9,474,888 shares, as to which it has sole voting and dispositive power for 9,409,500 shares and shared dispositive power for 65,388 shares. State Farm Life Insurance Company is the beneficial owner of 174,268 shares, as to which it has sole voting and dispositive power for 169,975 shares and shared dispositive power for 4,293 shares. State Farm Fire and Casualty Company is the beneficial owner of 8,220 shares, as to which it has shared voting and dispositive power. State Farm Investment Management Corp. is the beneficial owner of 4,409,587 shares, as to which it has sole voting and dispositive power for 4,398,750 shares and shared voting and dispositive power for 10,837 shares. State Farm Insurance Companies Employee Retirement Trust is the beneficial owner of 7,305 shares, as to which it has shared voting and dispositive power. State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees is the beneficial owner of 4,815,000 shares, as to which it has sole voting and dispositive power. State Farm Mutual Fund Trust is the beneficial owner of 23,550 shares, as to which it has sole voting and dispositive power.

How many Common Shares do Biomet’s directors and executive officers own?
The following table sets forth the beneficial ownership of Common Shares as of July 26, 2005, by each director, each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of Biomet as a group.

				Option
	Number			Shares	Total Number
	of Shares	Biomet’s	401(k) Profit	Exercisable	of Shares
Name of	Beneficially	Employee Stock	Sharing Plan	Within	Beneficially	Percent
Beneficial Owner	Owned (1)	Bonus Plan (2)	and Trust (3)	60 Days (4)	Owned	of Class

Garry L. England	153,923	23,327	23,406	14,750	215,406	*
Jerry L. Ferguson	2,929,594	3,739	—	—	2,933,333	1.2%
Daniel P. Hann	69,627	10,847	3,523	14,750	98,747	*
C. Scott Harrison, M.D.	643,964	—	—	6,000	649,964	*
M. Ray Harroff	50,673	—	—	6,000	56,673	*
Thomas F. Kearns, Jr.	9,648	—	—	4,000	13,648	*
Sandra A. Lamb	299	—	—	2,000	2,299	*
Dane A. Miller, Ph.D.	6,681,075	32,135	23,298	—	6,736,508	2.7%
Jerry L. Miller	3,695,729	—	—	6,000	3,701,729	1.5%
Kenneth V. Miller	10,406	—	—	6,000	16,406	*
Charles E. Niemier	667,117	27,823	36,553	14,750	746,243	*
Niles L. Noblitt	4,002,276	32,736	54,028	—	4,089,040	1.6%
Marilyn Tucker Quayle	24,215	—	—	6,000	30,215	*
L. Gene Tanner	105,969	—	—	4,000	109,969	*
Other Executive
Officers (6 persons)	444,029	41,223	47,546	69,238	602,036	*

All Directors and Executive
Officers as a Group
(20 persons, including the foregoing)				153,488	20,002,216	8.0%
*Represents less than 1.0% of Biomet’s issued and outstanding Common Shares.
(1)	Other than as noted below, each director and executive officer has sole or shared voting power and investment power with respect to the Common Shares listed next to his or her name:
•	Mr. Garry England—4,050 shares held in an individual retirement account (“IRA”) for Mr. England’s benefit as to which he has investment power but no voting power and 3,386 shares owned of record by Mr. England’s children, as to which Mr. England has no voting or investment power and disclaims beneficial ownership.

•	Mr. Jerry Ferguson—276,554 shares owned of record by Mr. Ferguson’s wife and 38,880 shares held in an IRA for her benefit, as to which Mr. Ferguson has no voting or investment power and disclaims beneficial ownership; and 58,806 shares held in an IRA for Mr. Ferguson’s benefit as to which he has investment power but no voting power.

•	Dr. Dane Miller—3,098,465 shares owned of record by Dr. Miller’s wife and 44,973 shares held in an IRA for her benefit, as to which Dr. Miller has no voting or investment power and disclaims beneficial ownership; and 103,473 shares held in an IRA for the benefit of Dr. Miller, as to which he has investment power but no voting power.

•	Mr. Jerry Miller—3,587,209 shares held in an estate planning trust for the benefit of Mr. Miller, as to which Mr. Miller has shared voting and investment power.

•	Mr. Charles Niemier—88,481 shares owned of record by Mr. Niemier’s wife and 30,573 shares held in an IRA for her benefit, as to which Mr. Niemier has no voting or investment power and disclaims beneficial ownership; 71,082 shares held in an IRA for Mr. Niemier’s benefit, as to which he has investment power but no voting power; and 250,848 shares held in trust for the benefit of Mr. Niemier’s children, as to which he has no voting or investment power and disclaims beneficial ownership.

•	Mr. Niles Noblitt—1,997,259 shares owned of record by Mr. Noblitt’s wife, as to which Mr. Noblitt has no voting or investment power and disclaims beneficial ownership; 10,264 shares owned of record by Mr. Noblitt’s wife as custodian of their children, as to which Mr. Noblitt has no voting or investment power and disclaims beneficial ownership; and 10,264 shares owned of record by Mr. Noblitt as custodian for his children, as to which he has voting and investment power but disclaims beneficial ownership.

•	Other Executive Officers—2,400 shares held by the children of two of these executive officers, as to which the executive officers have no voting or investment power and disclaim beneficial ownership; 4,282 shares held in IRA accounts for the benefit of the spouses of two of these executive officers, as to which they have no voting or investment power and disclaim beneficial ownership; and 4,818 shares held in IRA accounts for the benefit of two of the executive officers, as to which they have investment power but no voting power.
(2)	Biomet’s executive officers have accounts in Biomet’s Employee Stock Bonus Plan qualified under section 401 (a) of the Internal Revenue Code. The executive officers who hold shares pursuant to the Employee Stock Bonus Plan have voting power but do not have investment power for these shares.

(3)	Biomet’s executive officers may elect to participate in Biomet’s Profit Sharing Plan and Trust qualified under Section 401(k) of the Internal Revenue Code. The officers have no voting power for the shares held in their accounts in the 401(k) plan. They have sole investment power with respect to any shares purchased through their personal contributions to their accounts in the 401(k) plan. They have no investment power with respect to the shares contributed by Biomet to their accounts in the 401(k) plan.

(4)	Reflects the number of shares that could be purchased by the exercise of options exercisable at July 26, 2005, or within 60 days thereafter.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Number of Meetings. The Board of Directors met four times during fiscal year 2005. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he or she served during fiscal year 2005.
Attendance at Annual Meetings of Shareholders. At this time, the Board of Directors does not have a formal policy requiring that directors attend the Annual Meeting of Shareholders. However, it is customary for directors to attend the Annual Meeting of Shareholders, absent exceptional circumstances, and all directors properly nominated for election are expected to attend the Annual Meeting of Shareholders. All directors, other than Thomas F. Kearns, Jr., attended the 2004 Annual Meeting of Shareholders. Mr. Kearns was not able to attend due to a scheduling conflict.
Director Independence. Eight of Biomet’s thirteen directors are non-employee directors. Although Biomet has not adopted formal standards of materiality for independence purposes (other than those set forth in The Nasdaq Stock Market listing standards), information provided by the directors and Biomet did not indicate any material relationships that would impair the independence of any of the non-employee directors. The Board has determined that each of its non-employee directors satisfies the independence standards set forth in The Nasdaq Stock Market listing standards.
Executive Sessions of Non-Employee Directors. The Board holds meetings of its non-employee directors in conjunction with each regularly scheduled meeting. The Chair of the Nominating and Corporate Governance Committee serves as the chair of these meetings.
Communications Between Shareholders and the Board. The Board of Directors has not established a formal process for shareholders to send communications to the Board of Directors because it does not believe that a specific process is necessary at this time. All Board members, including their committee assignments, are identified each year in Biomet’s Proxy Statement. Communications that are intended for members of the Board of Directors may be sent to the attention of the Secretary of Biomet at P.O. Box 587, Warsaw, IN 46581-0587, with a cover letter indicating to whom the correspondence is directed. All mail received will be opened and screened for security purposes. Correspondence that is determined to be appropriate and within the purview of the Board of Directors will be delivered to the respective Board member to which the communication is addressed. Mail addressed to “outside directors” or “non-employee directors” will be delivered to the Chair of the Nominating and Corporate Governance Committee. Mail addressed to the “Board of Directors” will be delivered to the Chairman of the Board.
Code of Business Conduct and Ethics. All Biomet team members, including the Chief Executive Officer, Chief Financial Officer, Controller and other persons performing similar functions, and the Board of Directors, as well as certain other personnel associated with Biomet, are required to comply with Biomet’s Code of Business Conduct and Ethics (the “Code”). The Code is based on five broad corporate values that shape Biomet’s business practices: (a) Legal/Compliance Obligations, (b) Integrity, (c) Respect for People, (d) Dedication to Quality and (e) Stewardship. The Code also includes a procedure for reporting any potential violation and a process for investigating and resolving any potential violation. A copy of the Code is available on Biomet’s website at www.biomet.com or a copy may also be requested free of charge by contacting Biomet’s Investor Relations Department at Biomet, Inc., P.O. Box 587, Warsaw, IN 46581-0587 or at (574) 372-1514.

ITEM 1—ELECTION OF DIRECTORS
Biomet’s Board of Directors currently has 13 members. Biomet’s Bylaws divide the Board of Directors into three classes, with one class to be elected at each Annual Meeting of Shareholders. At the Annual Meeting, the shareholders will vote to elect five directors in Class I to serve for a three-year term expiring in 2008, or until their successors are elected and qualified. Class II Directors and Class III Directors will not be elected at the Annual Meeting and will continue in office until the Annual Meetings of Shareholders to be held in 2006 and 2007, respectively. The Board of Directors has nominated the persons named below for election as Class I Directors. The name, age, business background and tenure as a director of Biomet of each nominee and each director continuing in office are set forth below. Jerry L. Miller and Kenneth V. Miller are brothers. No other family relationship exists among any of the nominees or continuing directors. Except as otherwise indicated, the principal occupations of the nominees and continuing directors have not changed during the last five years. The nominees for director have consented to serve, if elected, and Biomet has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies may be voted for an alternate candidate chosen by the Board of Directors. The five nominees for director receiving the greatest number of votes will be elected as directors. Withheld votes and broker non-votes are not counted as votes in favor of any nominee. Unless the returned proxy indicates otherwise, the proxy will be voted FOR the nominees named below.
The Board of Directors unanimously recommends a vote “FOR” the nominees below.
DIRECTORS STANDING FOR ELECTION
Name, Age and Business Experience
Class I: For a Three-Year Term Expiring at the 2008 Annual Meeting of Shareholders

C. Scott Harrison, M.D., age 68	Director since 1994
Member: Executive, Nominating and Corporate Governance (Chair) and Audit Committees. Dr. Harrison is the founder, President and Chief Executive Officer of CURE International (non-profit organization).

Sandra A. Lamb, age 60	Director since 2004
Member: Audit and Nominating and Corporate Governance Committees. Ms. Lamb is President and CEO of Lamb Advisors LLC (consulting firm advising nonprofit organizations on strategic alliances and change solutions). Prior to 2003, Ms. Lamb was a managing director at Lazard Freres & Co. LLC (investment banking firm) advising corporate clients on mergers and acquisitions and finance. Ms. Lamb also serves as a director of a nonprofit organization and an educational organization.

Kenneth V. Miller, age 57	Director since 1979
Member: Executive and Audit (Chair) Committees. Mr. Miller is a self-employed attorney, venture capitalist and a principal in Havirco (private investment management firm). Mr. Miller is a director and a member of the Compensation Committee of the Board of Directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products). Mr. Miller is also a director of Keystone Community Bank and a member of the Board of Trustees of Western Michigan University, as well the Chair of the Advisory Board of Haworth College of Business at Western Michigan University. In addition, Mr. Miller serves as a director of various charitable and civic organizations.

Class I: For a Three-year Term Expiring at the 2008 Annual Meeting of Shareholders (Continued)

Niles L. Noblitt, age 54	Director since 1977
Member: Executive Committee. Mr. Noblitt is one of the four founders of Biomet and is the Chairman of the Board. Mr. Noblitt is also a director of Advanced Medical Technology Association (AdvaMed) (association of manufacturers of medical devices) and a trustee of Rose Hulman Institute of Technology.

Marilyn Tucker Quayle, age 56	Director since 1993
Member: Nominating and Corporate Governance Committee. Ms. Quayle is a director and President of BTC, Inc. (private investment holding company) and a director of booksfree.com. In addition, Ms. Quayle is a director of the Telluride Foundation (non-profit organization). Prior to 2001, Ms. Quayle was an attorney engaged in private practice as a partner in the Indianapolis, Indiana law firm of Krieg, DeVault, Alexander & Capehart.

DIRECTORS CONTINUING IN OFFICE
Name, Age and Business Experience
Class II: Term Expires at the 2006 Annual Meeting of Shareholders

Jerry L. Ferguson, age 64	Director since 1978
Member: Executive Committee. Mr. Ferguson is one of the four founders of Biomet and is the Vice Chairman of the Board.

Daniel P. Hann, age 50	Director since 1989
Mr. Hann is the Senior Vice President, General Counsel and Secretary of Biomet and a member of the Nasdaq Listing and Hearing Review Council of The Nasdaq Stock Market, Inc.

Thomas F. Kearns, Jr., age 68	Director since 1983
Member: Compensation and Stock Option Committee. Mr. Kearns is a retired partner of Bear, Stearns & Co., Inc. (investment banking firm). Mr. Kearns is a trustee of the University of North Carolina Foundation, a director of Fibrogen Corporation (biotechnology company) and a director of the Omega Institute (non-profit organization).

Dane A. Miller, Ph.D., age 59	Director since 1977
Member: Executive Committee. Dr. Miller is one of the four founders of Biomet and is the President and Chief Executive Officer. Dr. Miller is a member of the Indiana Economic Development Corporation, a director of 1st Source Corporation (bank holding company), a trustee of Kettering University (formerly General Motors Institute), a member of the Board of the University of Chicago Health Systems and serves on the Engineering Advisory Committee of the University of Cincinnati.

Class III: Term Expires at the 2007 Annual Meeting of Shareholders

M. Ray Harroff, age 65	Director since 1977
Member: Nominating and Corporate Governance Committee. Mr. Harroff is one of the four founders of Biomet and is President of Stonehenge Links Village Development (real estate development company).

Jerry L. Miller, age 59	Director since 1979
Member: Executive and Compensation and Stock Option (Chair) Committees. Mr. Miller is a self-employed attorney, venture capitalist and a principal in Havirco (private investment management firm). Mr. Miller is a director and a member of the Compensation Committee of the Board of Directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products). In addition, Mr. Miller serves as a director of various charitable and civic organizations.

Charles E. Niemier, age 49	Director since 1987
Mr. Niemier is the Senior Vice President — International Operations of Biomet. Mr. Niemier is a trustee of Valparaiso University, a member of the Board of Directors of Lakeland Financial Corporation (Lake City Bank) and a member of the Board of Directors of Kosciusko 21st Century Foundation, Inc. (non-profit organization).

L. Gene Tanner, age 72	Director since 1985
Member: Audit and Compensation and Stock Option Committees. Mr. Tanner is Vice Chairman of the Board of NatCity Investments, Inc. (investment banking firm) and a director of the Indiana Chamber of Commerce. In addition, Mr. Tanner serves as a director of various charitable organizations.

COMMITTEES OF THE BOARD OF DIRECTORS
Board Committee Membership

			Nominating	Compensation
			and Corporate	and Stock
	Executive	Audit	Governance	Option
Name	Committee	Committee	Committee	Committee
Jerry L. Ferguson	X
Daniel P. Hann
C. Scott Harrison, M.D.	X	X	X
M. Ray Harroff			X
Thomas F. Kearns, Jr.				X
Sandra A. Lamb		X	X
Dane A. Miller, Ph.D.	X
Jerry L. Miller	X			X
Kenneth V. Miller	X	X
Charles E. Niemier
Niles L. Noblitt	X
Marilyn Tucker Quayle			X
L. Gene Tanner		X		X
The Executive Committee has full authority from the Board of Directors to conduct business within the limits prescribed by Indiana law. The Executive Committee met five times during fiscal year 2005.
The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as they relate to Biomet’s accounting policies, internal controls and financial reporting practices. The Audit Committee fulfills this responsibility by reviewing the financial reporting process, the systems of internal control, the audit process and Biomet’s process for monitoring compliance with laws and regulations and with its code of conduct. The Audit Committee also establishes policies and makes recommendations to the Board of Directors with respect to the approval of transactions between Biomet and its directors, officers and employees; reviews and approves any related-party transactions; appoints Biomet’s independent accountants; and reviews Biomet’s compliance with applicable laws, regulations and internal procedures. The Audit Committee consists only of directors who, in the judgment of the Board of Directors, are independent within the meaning of The Nasdaq Stock Market listing standards. The Audit Committee and the Board of Directors have determined that each of the members of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission. The Audit Committee Charter is posted in the Corporate Governance Section of Biomet’s website at www.biomet.com. A free copy may also be requested by contacting Biomet’s Investor Relations Department at P.O. Box 587, Warsaw, IN 46581-0587 or at (574) 372-1514. The Audit Committee met ten times during fiscal year 2005.

The Nominating and Corporate Governance Committee is responsible for, among other things, receiving and reviewing recommendations for nominations to the Board of Directors, establishing eligibility criteria and procedures for identifying potential nominees to the Board of Directors and recommending individuals as nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board the director nominees for each committee of the Board; providing oversight of the corporate governance affairs of the Board and Biomet; and assisting in the evaluation of the Board, its committees and the individual directors. The Nominating and Corporate Governance Committee consists only of directors who, in the judgment of the Board of Directors, are independent within the meaning of The Nasdaq Stock Market listing standards. The Nominating and Corporate Governance Committee Charter is posted in the Corporate Governance Section of Biomet’s website at www.biomet.com. A free copy may also be requested by contacting Biomet’s Investor Relations Department at P.O. Box 587, Warsaw, IN 46581-0587 or at (574) 372-1514. The Nominating and Corporate Governance Committee met twice during fiscal year 2005.
The Compensation and Stock Option Committee is responsible for administering the compensation programs and stock option plans for Biomet’s executive officers and employees. Presently, no member of the Compensation and Stock Option Committee participates in any of these plans with the exception that each of the non-employee director members automatically receives an option to purchase 2,000 Common Shares every year during his or her service as a non-employee director of Biomet pursuant to the terms of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan. The Compensation and Stock Option Committee consists only of directors who, in the judgment of the Board of Directors, are independent in accordance with The Nasdaq Stock Market listing standards. The Compensation and Stock Option Committee met three times during fiscal year 2005.
COMPENSATION OF DIRECTORS
Fees are paid to Biomet’s Board of Directors and its committee members as follows*:

Annual retainer for non-employee directors	$25,000	**

Annual retainer for non-employee members of the Executive Committee	$20,000

Annual retainer for non-employee members of the Audit Committee	$20,000

Meeting attendance fee for non-employee directors and non-employee members of committees (except meetings of the Compensation and Stock Option and Nominating and Corporate Governance Committees held in conjunction with a meeting of the Board of Directors, for which no meeting fee is paid)	$1,600

Meeting fee for telephonic participation by non-employee directors and non-employee members of committees (except meetings of the Compensation and Stock Option and Nominating and Corporate Governance Committees held in conjunction with a meeting of the Board of Directors, for which no meeting fee is paid)	$1,000
*At its meeting held March 19, 2005, the Board of Directors unanimously decided to cease its practice of paying fees to directors who are employees of the Company for attending meetings. Prior thereto, employee directors received $800 for attending meetings in person and $500 for attending meetings by telephone.
**Directors who are not employees of the Company shall take, at each director’s election, between 50% and 100% of the annual retainer fee in the form of a grant of Common Shares of the Company. A minimum of 50% of the retainer fee received in Common Shares shall be held in trust by the Company until such director’s retirement from the Board of Directors.

Each director who is not a Biomet employee is automatically granted an option to purchase 2,000 Common Shares every year during his or her service on the Board of Directors pursuant to the terms of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan (“1998 Plan”). The 1998 Plan provides that the purchase price of option shares may not be less than the fair market value per Common Share on the date of grant and the term of the option may not exceed ten years from the date of grant.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation and Stock Option Committee is comprised of Jerry L. Miller (Chair), Thomas F. Kearns, Jr. and L. Gene Tanner. None of the members of the Compensation and Stock Option Committee is now serving or previously has served as an officer of Biomet or any of its subsidiaries. None of Biomet’s executive officers serves as a director of, or in any compensation-related capacity for, other companies with which members of Biomet’s Compensation and Stock Option Committee are affiliated.
EXECUTIVE COMPENSATION
General
The following Summary Compensation Table sets forth, for the three years ended May 31, 2005, certain information with respect to the compensation of Biomet’s President and Chief Executive Officer and the four other most highly-compensated executive officers who served in such capacities as of May 31, 2005.
Summary Compensation Table

						Long-Term
		Annual				Incentive
	Fiscal Year	Compensation				Awards	All Other
Name and Principal Position	ended May 31	Salary		Bonus		Stock Options(#)	Compensation[1]

Dane A. Miller, Ph.D.	2005	$317,000		$251,000		—	$16,575
President and	2004	300,800		275,000		—	17,388
Chief Executive Officer	2003	284,000		245,000		—	16,500

Niles L. Noblitt	2005	$317,000		$251,000		—	$16,575
Chairman of the Board	2004	300,800		275,000		—	17,388
	2003	284,000		245,000		—	16,500

Charles E. Niemier	2005	$314,400		$258,000		27,000	$16,575
Senior Vice President —	2004	298,300		242,000		10,000	17,388
International Operations	2003	281,800		198,000		4,000	16,500

Garry L. England	2005	$294,600	[2]	$266,000		33,000	$14,175
Senior Vice President —	2004	279,500	[2]	242,000		10,000	13,838
Warsaw Operations	2003	264,100		220,000		4,000	13,500

Daniel P. Hann	2005	$290,500	[2]	$211,000	[2]	25,000	$16,575
Senior Vice President,	2004	275,600	[2]	231,000	[2]	10,000	17,388
General Counsel and Secretary	2003	260,400		205,800		4,000	16,500
1Represents the value of Biomet’s contribution to the Employee Stock Bonus Plan ($6,300, $6,150 and $6,000 for each of the named executives during 2005, 2004 and 2003, respectively), Biomet’s contribution to the 401(k) Plan ($7,875, $7,688 and $7,500 for each of the named executives during 2005, 2004 and 2003, respectively) and director meeting attendance fees ($2,400, $3,550 and $3,000 paid to Dr. Miller, Mr. Noblitt, Mr. Niemier, and Mr. Hann during 2005, 2004 and 2003, respectively).
2Includes that portion of compensation for Mr. England and Mr. Hann deferred at their election pursuant to the Biomet, Inc. Deferred Compensation Plan, as more fully described on page 17 of this Proxy Statement.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of				Potential Realizable Value
	Securities	Percent of Total			at Assumed Annual
	Underlying	Options Granted	Exercise		Rates of Stock Price
	Options Granted[1]	to Employees in	Price	Expiration	Appreciation for Option Term[2]
Name	(#)	Fiscal Year 2005	($/Sh)	Date	5%($)	10% ($)
Charles E. Niemier	1,875	0.08%	$43.71	6/28/07	$12,918	$27,128
	1,875	0.08%	43.71	6/28/08	17,662	38,036
	1,875	0.08%	43.71	6/28/09	22,643	50,035
	1,875	0.08%	43.71	6/28/10	27,873	63,234
	1,875	0.08%	43.71	6/28/11	33,364	77,753
	1,875	0.08%	43.71	6/28/12	39,130	93,724
	1,875	0.08%	43.71	6/28/13	45,185	111,292
	1,875	0.08%	43.71	6/28/14	51,542	130,617
	12,000 [3]	0.50%	41.60	1/02/10	137,920	304,767

Garry L. England	1,875	0.08%	$43.71	6/28/07	$12,918	$27,128
	1,875	0.08%	43.71	6/28/08	17,662	38,036
	1,875	0.08%	43.71	6/28/09	22,643	50,035
	1,875	0.08%	43.71	6/28/10	27,873	63,234
	1,875	0.08%	43.71	6/28/11	33,364	77,753
	1,875	0.08%	43.71	6/28/12	39,130	93,724
	1,875	0.08%	43.71	6/28/13	45,185	111,292
	1,875	0.08%	43.71	6/28/14	51,542	130,617
	18,000 [3]	0.75%	41.60	1/02/10	206,880	457,150

Daniel P. Hann	1,875	0.08%	$43.71	6/28/07	$12,918	$27,128
	1,875	0.08%	43.71	6/28/08	17,662	38,036
	1,875	0.08%	43.71	6/28/09	22,643	50,035
	1,875	0.08%	43.71	6/28/10	27,873	63,234
	1,875	0.08%	43.71	6/28/11	33,364	77,753
	1,875	0.08%	43.71	6/28/12	39,130	93,724
	1,875	0.08%	43.71	6/28/13	45,185	111,292
	1,875	0.08%	43.71	6/28/14	51,542	130,617
	10,000 [3]	0.21%	41.60	1/02/10	114,933	253,972
1These options were granted under the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan. They were granted at fair market value at the time of the grant, do not become exercisable until at least one year from the date of grant and carry with them the right to deliver previously owned shares in payment of the option price and to satisfy tax withholding requirements.
2The dollar amounts shown in these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and are not intended to forecast the actual appreciation, if any, of Biomet’s stock price. Biomet did not use an alternate formula to determine potential realizable value because it is not aware of any formula that is able to determine with reasonable accuracy the potential realizable value based on future unknown or volatile factors.
3Each of the executive officers named above in the Summary Compensation Table (“Named Officer”) was granted a conditional performance stock option on January 3, 2005 by the Compensation and Stock Option Committee. The actual number of shares available for exercise by each Named Officer, which may vary from no shares to 150% of the number of shares contained in the Summary Compensation Table, shall be determined pursuant to a calculation based on the performance of the Company’s stock price in comparison to a peer group of companies over the three-year period beginning January 3, 2005 and ending December 31, 2007. The terms of the option require the Named Officer to hold the shares acquired until such officer’s retirement or separation from the Company. Additional information regarding these conditional performance stock options is contained in a Current Report on Form 8-K filed by the Company on January 3, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

	Number of		Number of Unexercised Options		Value of Unexercised In-the-Money
	Shares Acquired	Value	at May 31, 2005		Options at May 31, 2005[2]
Name	on Exercise	Realized[1]	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles E. Niemier	5,438	$156,555	7,625	58,500	$162,023	$323,696

Garry L. England	5,438	$143,643	7,625	64,500	$162,023	$323,696

Daniel P. Hann	5,438	$158,947	7,625	56,500	$162,023	$323,696
1Upon exercise of an option, an individual does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the “Value Realized” represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. It does not include any taxes which may have been owed. No cash is received until or unless the shares received upon exercise of an option are sold.
2Represents the difference between the base (or exercise) price of the option shares and a market price of $37.68 per share, the closing price of the Common Shares reported by The Nasdaq Stock Market on May 31, 2005.
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
The Compensation and Stock Option Committee of the Board of Directors (referred to herein as the “Committee”) is responsible for administering the compensation and benefit programs for Biomet’s team members, including the executive officers. The Committee annually reviews and evaluates cash compensation and stock option grant recommendations made by the Chairman of the Board and the President and Chief Executive Officer for the executive officers (other than for themselves) along with the rationale for such recommendations, as well as summary information regarding the aggregate compensation, provided to the Company’s executive officers. The Committee examines these recommendations in relation to Biomet’s overall objectives and makes compensation recommendations to the Board of Directors for final approval. The Committee also sends to the Board of Directors for approval its recommendations on compensation for the Chairman of the Board and the President and Chief Executive Officer, who do not participate in the decisions of the Board as to their compensation packages. Neither the Chairman of the Board nor the President and Chief Executive Officer is a member of the Compensation and Stock Option Committee.
What is Biomet’s philosophy of executive officer compensation?
Biomet’s current executive compensation policies and practices reflect the compensation philosophies of Biomet’s founders. Biomet is committed to maximizing shareholder value through performance. The Committee believes that an essential element to reaching that goal is the superior performance of Biomet’s executive officers and management team. Biomet’s practices and policies are designed to help achieve this objective by accomplishing the following goals:
•	Attracting, retaining and rewarding highly-qualified and productive persons.

•	Relating compensation to both company and individual performance.

•	Establishing compensation levels that are internally equitable and externally competitive.

•	Encouraging an ownership interest and instilling a sense of pride in Biomet, consistent with the interests of Biomet’s shareholders.
The Committee firmly believes that all team members play a critical role in Biomet’s success and, therefore, all team members are eligible to participate in Biomet’s cash and equity compensation plans. The Committee continues to believe in one of Biomet’s founding philosophies: equity incentives in the form of stock options are an excellent motivation for all team members, including executive officers, and serve to align the interests of team members, management and shareholders.

Based on these objectives, the compensation package of the executive officers consists of five primary elements:
•	base salary,

•	incentive bonuses,

•	stock options,

•	participation in employee benefit plans, and

•	deferred compensation elections.
Base Salary. A base salary is set for each executive officer at the beginning of each calendar year by the Board of Directors, after receiving a recommendation from the Committee. The Committee recommends to the Board of Directors what it believes to be an appropriate base salary for each executive officer based on Biomet’s performance, the executive officer’s performance, Biomet’s future objectives and challenges, and the current competitive environment. During fiscal year 2005, the base salary of the executive officers as a group increased from 4% to 6%, depending on the performance of the operations supervised by the respective executive officer.
Incentive Bonuses. A significant portion of each executive officer’s annual compensation is based on the financial performance of Biomet. Approximately one-half of each executive officer’s potential annual cash compensation is based upon an incentive bonus, which is accrued and paid at the mid-point and the conclusion of each fiscal year. The potential bonus is determined at the discretion of the Committee and approved by the Board of Directors at the beginning of each fiscal year. In exercising its discretion, the Committee takes into account the growth in revenues and earnings and working capital management of the operations for which the executive officer is responsible or plays a significant role, as well as the goals, objectives, responsibilities and length of service of each officer.
Stock Options. Stock options have always been a key element in Biomet’s long-term incentives program. The primary purpose of stock options is to provide executive officers and other team members with a personal and financial interest in Biomet’s success through stock ownership, thereby aligning the interests of such persons with those of Biomet’s shareholders. This broad-based program is a vital element of Biomet’s goal to empower and motivate outstanding long-term contributions by team members within all levels of Biomet. The Committee believes that stock options help to create an entrepreneurial environment within Biomet and instill the spirit of a small company. Additionally, the Committee believes stock options provide broad incentives for the day-to-day achievements of all team members in order to sustain and enhance Biomet’s long-term performance.
The Committee believes that the value of stock options will reflect Biomet’s financial performance over the long term. Because Biomet’s employee stock option program provides for at least a one-year waiting period before options may be exercised and an exercise price at fair market value as of the date of grant, executive officers and other team members benefit from stock options only when the market value of the Common Shares increases over time. Individual executive officer stock option awards are based on level of responsibility, individual contribution, length of service and total number of Common Shares owned in relation to other executive officers. All team members are eligible to receive stock options. The current plan provides that all hourly team members of Biomet and its subsidiaries in the United States and most other countries receive a stock option after just two years of service with Biomet or one of its subsidiaries.
During fiscal year 2005, the Committee granted conditional performance stock options to the Company’s executive officers, with the exception of the Company’s President and Chief Executive Officer, the Chairman of the Board and the Vice Chairman of the Board. In accordance with the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan, the exercise price for the subject shares is equal to the fair market value of a Common Share of the Company’s stock as of the close of business on the date of grant of the option. The actual number of shares available for exercise by each executive officer, which may vary from no shares to 150% of the number of shares stated in the conditional performance stock option, shall be determined by a calculation based on the performance of the Company’s stock price in comparison to a peer group of companies over a three-year time period. The terms of the conditional performance stock option agreements require the executive officer to hold the shares acquired until such officer’s retirement or separation from the Company.
Benefit Plans. The executive officers may also participate in Biomet’s 401(k) Plan and the Employee Stock Bonus Plan (“ESBP”). All team members residing in the United States who are at least 18 years of age and complete at least 90 days of continuous service or work at least 1,000 hours per year are also eligible to participate in both plans. With respect to the 401(k) Plan, each year Biomet, in its sole discretion, may match 75% of each team member’s contributions, up to a maximum amount equal to 5% of the team member’s compensation, either in cash or in Common Shares. All contributions to the 401(k) Plan are allocated to accounts maintained on behalf of each participating team member and, to the extent vested, are distributed to the team member or beneficiary upon retirement, death, disability or termination of service. Historically, the 401(k) Plan has purchased Common Shares with Biomet’s matching contribution. Biomet may make contributions to the ESBP in the form of Common Shares or cash in such amounts, if any, as it may determine in its sole discretion, and participating team members may make voluntary contributions to the ESBP in amounts up to 10% of their annual compensation. Historically, Biomet has made contributions to the ESBP equal to 3% of each team member’s annual salary, up to the maximum amount permitted by applicable Internal Revenue Service regulations. The funds accumulated under the ESBP are invested by the trustee primarily in Biomet Common Shares. To the extent vested, distributions are made to team members or beneficiaries at retirement, death, disability or termination of service, in Common Shares or, at the team member’s option, in cash. Because a significant portion of the assets of both of these plans is invested in Biomet’s Common Shares, they serve to further align the interests of team members and management with shareholders.
Deferred Compensation Plan. The Biomet, Inc. Deferred Compensation Plan (the “Plan”), a non-qualified deferred compensation plan, is available for Biomet’s highly-compensated team members and members of the Board of Directors. The Plan allows eligible participants to defer pre-tax compensation to reduce current tax liability and assist those team members in their plan for retirement and other long-term savings goals in a tax-effective manner. Biomet does not make any contributions to the Plan. Under the Plan, eligible participants may defer up to 100% of their base salary and bonus payments, as well as Board of Director fees, if applicable. All distributions from the Plan are treated as ordinary income subject to federal and state income taxation at the time of distribution. Amounts contributed to the Plan are “deemed investments,” which means that the participants have no ownership interest in the investment alternative selected. The participants’ deferrals and gains are reflected on Biomet’s financial statements and are unsecured general assets of Biomet. The Plan is an unfunded “future promise to pay” on behalf of Biomet. Neither Biomet nor the plan recordkeeper provides any guarantee of investment return.
How is Biomet’s President and Chief Executive Officer compensated?
The compensation for Biomet’s President and Chief Executive Officer, Dane A. Miller, Ph.D., is established by the Compensation and Stock Option Committee and approved by the Board of Directors. Dr. Miller is not a member of the Compensation and Stock Option Committee and does not participate in decisions of the Board of Directors with respect to his compensation. Over the years, Dr. Miller has received modest increases in his cash compensation, notwithstanding Biomet’s strong financial results. These modest increases reflect his cost-conscious management style and belief that the financial success of management should be closely aligned with shareholder interests through appreciation in the value of Biomet’s stock. Dr. Miller has never received a stock option and he does not participate in Biomet’s stock option program. Notwithstanding an increase of 16% and 8% in Biomet’s net sales and net income, respectively, for fiscal year 2005, the total compensation paid to Dr. Miller decreased approximately 1.5% during fiscal year 2005. This decrease in compensation is the consequence of Dr. Miller receiving less than his full target bonus as a result of the Company’s failure to meet its internally established earnings goals for fiscal year 2005.

As discussed earlier, a significant portion of each executive officer’s compensation is in the form of an incentive bonus, which is determined at the discretion of the Board of Directors, and is partially based on the performance of the Company’s operations. The Committee believes that the executive compensation programs and practices described above are conservative and fair to Biomet’s shareholders. The Committee further believes that these programs and practices serve the best interests of Biomet and its shareholders.
Respectfully submitted,
Compensation and Stock Option Committee
Jerry L. Miller, Chair
Thomas F. Kearns, Jr.
L. Gene Tanner
REPORT OF NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee is responsible for, among other things, reviewing and recommending nominees for director, recommending director nominees for each committee of the Board of Directors and providing oversight of the corporate governance affairs of the Board and Biomet. The Nominating and Corporate Governance Committee operates pursuant to its Charter adopted June 27, 2003, a copy of which is available in the Corporate Governance section of Biomet’s website at www. biomet.com. A free copy may also be requested by contacting Biomet’s Investor Relations Department at P.O. Box 587, Warsaw IN 46581-0587 or at (574) 372-1514.
The Nominating and Corporate Governance Committee has no fixed process for identifying and evaluating potential candidates to be nominees. To date, the Nominating and Corporate Governance Committee has not retained the services of any third party to assist in the process of identifying or evaluating potential candidates. Likewise, the Nominating and Corporate Governance Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating and Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with businesses and other organizations of comparable size to Biomet, the interplay of the candidate’s experience with that of other members of the Board of Directors and the extent to which the candidate would be a desirable addition to the Board of Directors and any of the committees of the Board of Directors.
The Nominating and Corporate Governance Committee will consider for nomination as directors persons recommended by shareholders provided that such recommendations are in writing and delivered to the attention of the Secretary of Biomet, P.O. Box 587, Warsaw IN 46581-0587, and delivered to, or mailed and received at, such address not less than 60 days nor more than 90 days prior to the Annual Meeting of Shareholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, any notice of nomination by a shareholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Further information regarding the submission of nominees for director is provided on page 27 of this Proxy Statement. The Nominating and Corporate

Governance Committee will evaluate nominees for director submitted by shareholders in the same manner in which it evaluates other director nominees.
Respectfully submitted,
Nominating and Corporate Governance Committee
C. Scott Harrison, M.D., Chair
M. Ray Harroff
Sandra A. Lamb
Marilyn Tucker Quayle
REPORT OF AUDIT COMMITTEE
The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as they relate to Biomet’s accounting policies, internal controls and financial reporting practices. The Audit Committee fulfills this responsibility by reviewing the financial reporting process, the systems of internal control, the audit process and Biomet’s process for monitoring compliance with laws and regulations and with its Code of Business Conduct and Ethics. In performing its duties, the Audit Committee maintains effective working relationships with the Board of Directors, management, the internal audit staff and the independent accountants. The Audit Committee operates pursuant to a Charter adopted June 27, 2003, a copy of which was attached to Biomet’s 2003 Proxy Statement. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as Biomet’s business, operations and risks.
The Audit Committee fulfills its responsibilities through periodic meetings with Biomet’s independent accountants, internal auditors and members of Biomet’s management. During fiscal year 2005, the Audit Committee met ten times.
The Audit Committee has discussed the quality and adequacy of Biomet’s internal controls with management, the internal auditors and the independent accountants. The Audit Committee has considered and reviewed with the internal auditors and independent accountants their audit plans, the scope of the audit, the identification of audit risks and the results of the internal audit examinations. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy.
The Audit Committee has reviewed Biomet’s audited financial statements for the fiscal year ended May 31, 2005, and discussed them with management and Biomet’s independent accountants. Management has the responsibility for the preparation and integrity of Biomet’s financial statements and the independent accountants have the responsibility for the examination of those statements. The Audit Committee’s review included discussion with the independent accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).
The Audit Committee has received and reviewed written disclosures and a letter from the independent accountants required by the Independence Standards Board Standard No. 1, entitled “Independence Discussions with Audit Committees,” as amended to date, and has discussed with the independent accountants their independence from management. The Audit Committee has determined that the provision of non-audit services to Biomet during the most recently ended fiscal year by the independent accountants is compatible with maintaining their independence.

During fiscal year 2005, management completed its documentation, testing and evaluation of the adequacy of the internal control structure and procedures for financial reporting established and maintained by the Company’s management as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations. The Audit Committee was apprised of the progress of the evaluation by both management and Ernst & Young LLP, and the Audit Committee provided oversight and advice to management during the process. At the conclusion of this process, management reviewed with the Audit Committee its report on the effectiveness of the internal control structure and procedures of the Company for financial reporting. The Audit Committee also received the report from Ernst & Young LLP thereon.
Based upon the review of the financial statements and discussions with management and the independent accountants, the Audit Committee recommended to the Board that Biomet’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended May 31, 2005 for filing with the Securities and Exchange Commission.
During fiscal year 2005, the Audit Committee reviewed all transactions between Biomet and its executive officers. The Audit Committee believes the terms of these transactions are no less favorable to Biomet than would have been available in the absence of the relationship with the executive officer.
The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for Biomet’s fiscal year 2006.
It is not the duty of the Audit Committee to plan or conduct audits or to determine that Biomet’s financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States. Those responsibilities belong to Biomet’s management and independent accountants. In giving its recommendations to the Board of Directors, the Audit Committee has relied on (a) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (b) the report of Biomet’s independent accountants with respect to such financial statements.
Respectfully submitted,
Audit Committee
Kenneth V. Miller, Chair
C. Scott Harrison, M.D.
Sandra A. Lamb
L. Gene Tanner

STOCK PERFORMANCE GRAPH
The following graph compares the cumulative total shareholder return on Biomet’s Common Shares with the cumulative total return of Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and Standard & Poor’s Health Care Equipment Index (“S&P Health Care Index”) for the five most recent fiscal years ended May 31. The comparison assumes $100 invested on May 31, 2000, and the reinvestment of dividends in Biomet’s Common Shares and in each of the indices.
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG COMMON SHARES OF BIOMET, INC., THE S&P 500 INDEX
AND THE S&P HEALTH CARE INDEX
INDEXED RETURNS
Years ending

	Base Period
Company/Index	5/31/00	5/31/01	5/31/02	5/31/03	5/31/04	5/31/05

Biomet, Inc.	$100	$186.47	$177.25	$173.40	$254.16	$239.79

S&P 500 Index	100	89.45	77.06	70.85	83.83	90.74

S&P Health Care Index	100	98.49	107.01	111.05	143.98	146.85
CERTAIN TRANSACTIONS
Dane A. Miller, Ph.D., President and Chief Executive Officer and a member of the Board of Directors of Biomet, is a majority shareholder in a corporation which provides the use of an aircraft to Biomet on an as-needed basis. Biomet pays a flat monthly fee of $39,750, plus sales tax, to that corporation for the use of the aircraft. During the last fiscal year, Biomet made payments to that corporation of approximately $505,620 in rental fees. The Audit Committee of the Board of Directors has reviewed this relationship and believes the rental rate and other terms of this arrangement to be no less favorable to Biomet than would have been available in the absence of the relationship described.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires Biomet’s directors, executive officers and persons who own more than 10 percent of a registered class of Biomet’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Biomet Common Shares and other equity securities. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish Biomet with copies of all Section 16(a) forms filed by them.
During fiscal year 2005, two of Biomet’s executive officers, James W. Haller and Garry L. England, did not timely report changes in beneficial ownership. Mr. Haller did not timely report the grant of a stock option to purchase an aggregate of 10,000 shares granted on June 29, 2004. Mr. England did not timely report the exercise of a stock option to purchase 938 shares on January 10, 2005.
Other than the transactions noted above, to Biomet’s knowledge, based solely on the review of the copies of such reports furnished to Biomet and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent beneficial owners were complied with on a timely basis during the fiscal year ended May 31, 2005.
ITEM 2—APPROVAL OF AMENDMENT TO BIOMET, INC 1998 QUALIFIED AND
NON-QUALIFIED STOCK OPTION PLAN
Subject to the approval of the shareholders, the Board of Directors has adopted an amendment (the “Amendment”) to the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan (the “Plan”) pursuant to which the number of Common Shares available for grant under the Plan shall be increased by 5,000,000 Common Shares. As of July 26, 2005, there were approximately 416,063 shares remaining available for grant under the Plan and 9,314,304 shares subject to issuance upon the exercise of outstanding stock options. The Plan provides for the grant of “incentive stock options” qualified under Section 422 of the Internal Revenue Code (referred to as “Qualified Options”) and options not so qualified (“Non-Qualified Options”). Options may be granted under the Plan to key employees of the Company and its subsidiaries, to persons engaged in the sale or distribution of the products of the Company and its subsidiaries (“sales representatives”) and to non-employee directors of the Company. The Amendment will not affect currently outstanding options previously granted under the Plan. The expiration date of the Plan, which remains unchanged by this Amendment, is August 2, 2008, the last date on which options may be granted pursuant to the Plan.
Before you decide how to vote, you should review the essential features of the Plan summarized below. This summary is qualified in its entirety by reference to the full text of the plan, as amended by this Amendment, which is included as Annex A to this Proxy Statement.
Purpose
The Compensation and Stock Option Committee (the “Committee”) firmly believes in the participation by employees, directors and sales representatives in equity compensation plans, and that such plans provide an excellent incentive and serve to align the interests of employees, directors and sales representatives, with shareholders. Stock options have always been a key element in the Company’s compensation programs. The Committee and the Board of Directors, however, recognize that the shares remaining available for issuance pursuant to the Plan, approximately 416,063 shares as of July 26, 2005, are insufficient to permit the Company to meet the stated purposes of the Plan, i.e. to incentivize the Company’s directors, employees and sales representatives and to align the interests of those groups with the Company’s shareholders. Additional shares will need to be added to the Plan to accommodate future awards. Accordingly, the Board of Directors is requesting the Company’s shareholders consider and approve the Amendment to increase the number of Common Shares reserved for issuance under the Plan.
Administration
The Plan will continue to be administered, construed and interpreted by the Committee, which consists of directors of the Company all of whom are “non-employee directors” of the Company, within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Committee selects the employees and sales representatives to whom options will be granted and determines the time of grant, the number of Common Shares to be covered by each option, whether such option shall be a Qualified Option or a Non-Qualified Option (only employees may receive Qualified Options), the option price, the period of time within which the option may be exercised, and other terms and conditions of options granted. A Non-Qualified Option to purchase 2,000 shares will be granted automatically to each non-employee director every year. All options will be granted at an option price equal to the fair market value of the shares on the date of the grant.
Eligibility
Options may be granted under the Plan only to those key employees (approximately 6,100 individuals) and sales representatives (approximately 2,400 individuals) selected by the Committee and to non-employee directors (currently eight individuals). Employees (including employees who are also directors or sales representatives) may be granted either Qualified Options or Non-Qualified Options, and more than one grant may be made to any one individual. Non-employee directors and non-employee sales representatives may receive only Non-Qualified Options.
Reservation of Shares
The Plan originally permitted the granting of options to purchase an aggregate of 15,750,000 Common Shares, when adjusted for splits, over the ten-year life of the Plan. The Amendment will increase the aggregate number of Common Shares reserved under the Plan to 20,750,000 Common Shares. In the event of changes affecting the number or class of Common Shares such as a stock split or a consolidation of shares, the payment of a share dividend, or other increase or decrease in the Common Shares effected without new compensation to the Company, the aggregate number of shares for which options may be granted, the number of shares covered by each outstanding option, and the exercise price per share for each option will be proportionately adjusted. On July 26, 2005, the closing price of the Company’s Common Stock on The Nasdaq Stock Market was $37.83.
Terms of the Options
Exercise Price. The price to be paid for Common Shares upon exercise of each option pursuant to the Plan may not be less than the fair market value of such shares on the date on which the option is granted. The exercise price of any Qualified Option granted to a person owning more than 10% of the outstanding shares of the Company (as determined under the Plan) may not be less than 110% of such fair market value. Upon the exercise, the exercise price is to be paid in full in cash or cash equivalents or by surrender or withholding of a number of Common Shares of the Company having a fair market value equal to the exercise price, or by other means permitted under the Plan.

Term of Options. No option may have a term that is longer than ten years from the date of grant, and any Qualified Option granted to a person owning more than 10% of the outstanding shares of the Company must terminate not later than five years from the date of grant.
Exercise of Options. Options may be exercisable in full at any time, or on a cumulative basis from time to time, but subject to any limitations imposed by the Committee at the time of the grant. It is the current policy of the Committee to prohibit the exercise of options prior to the first anniversary of the date of the grant of a qualified option, and to provide for the forfeiture of any options held in the event of termination of employment. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which Qualified Options are exercisable for the first time by the optionee during any calendar year may not exceed $100,000. With certain exceptions, upon an optionee’s separation from service with the Company or a subsidiary, all rights under any option granted to such person, but not yet exercised, terminate. An optionee may exercise options at any time within three months after separation from service due to retirement with the consent of the Company or if otherwise permitted by the Committee, in its discretion, or at any time within twelve months after separation from service due to permanent and total disability. In the event of the optionee’s death, the optionee’s options which were exercisable on the date of death may be exercised by the optionee’s personal representative at any time within twelve months from the date of death. All outstanding options would be immediately exercisable upon a change of control of the Company. Options granted pursuant to the Plan may not be exercised until the requirements of all applicable federal and state laws pertaining to the offer and sale of securities issued under the Plan have been met.
Transferability of Option. No option may be assigned or transferred, except for transfers by will or the laws of descent and distribution.
Amendment and Termination
The Board of Directors of the Company may, from time to time, alter, amend, suspend or discontinue the operation of the Plan; provided, however, that the following changes in the Plan may not be made without the approval of the shareholders of the Company: (a) an increase in the number of Common Shares that may be issued under the Plan; (b) a change in the class of shares for which options may be granted under the Plan; (c) a change in the designation of the persons or class of persons eligible to receive options under the plan; or (d) a change in the provisions concerning the exercise price.
New Plan Benefits
The benefits or amounts that will be received by or allocated to (1) each of our executive officers named in the table on page 13, (2) all current executive officers, as a group, (3) all current directors who are not executive officers, as a group, and (4) all employees, including all current officers who are not executive officers, as a group, are not presently determinable, except for the automatic Non-Qualified Options to purchase 2,000 shares granted to each non-employee director every year. Grants under the Plan are made at the discretion of the Committee.
Federal Income Tax Consequences
Qualified Options. The grant of a Qualified Option under the Plan generally will have no federal income tax consequences to the Company or the optionee. Except for alternative minimum tax purposes, the exercise of a Qualified Option pursuant to the Plan will have no federal income tax consequences to the Company or the optionee. An optionee generally will recognize a capital gain or loss upon the sale of shares acquired in exercising a Qualified Option, provided that the shares are sold at least two years after the date of grant of the option and at least one year after the optionee acquires the shares. An optionee generally will recognize ordinary income upon the sale of shares acquired in exercising a Qualified Option if the sale is made within two years of the date the option was granted or within one year of the date the shares were transferred to the optionee. In such event, the amount of ordinary income recognized by the optionee generally will equal the difference between the option price and the fair market value of the shares on the date of exercise. The Company may take an income tax deduction for compensation conveyed by a Qualified Option only in situations (and in the taxable year) in which the employee must recognize ordinary income.
Non-Qualified Options. The grant of a Non-Qualified Option under the Plan generally will have no federal income tax consequences to the Company or the optionee. However, upon exercising a Non-Qualified Option granted under the Plan, an optionee normally will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the date of exercise over the option price. The optionee’s basis in the shares acquired in exercising a Non-Qualified Option generally will equal the option price, plus the amount included in the optionee’s income upon exercise. Upon the disposition of the acquired shares, the optionee generally will recognize a capital gain or loss, as the case may be, to the extent of the difference between the optionee’s basis in the shares and the sales price. Whether the optionee’s gain will be treated as long-term or short-term will depend upon the holding period of the shares, which normally begins on the date immediately following the date on which the shares are acquired upon exercise of the Non-Qualified Option. Gain from the sale or exchange of the acquired shares generally will be treated as long-term if the shares are deemed to be held for more than one year.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information regarding the securities to be issued and the securities remaining available for issuance under the Company’s stock-based incentive plans as of May 31, 2005 (in thousands, except exercise price per share):

Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance
	Be Issued upon Exercise	Exercise Price of	Under Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (excluding securities
	Warrants and Rights	Warrants and Rights	reflected in first column)

Equity compensation plans approved by security holders	8,063,835	$31.86	1,874,307

Equity compensation plans not approved by security holders	—	—	—

Total	8,063,835	$31.86	1,874,307
The Board of Directors recommends that shareholders vote FOR the approval of the Amendment to the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan.

ITEM 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”), independent registered public accountants, to serve as independent accountants for the year ending May 31, 2006. The Board of Directors has determined that it would be desirable to request that the shareholders ratify such selection. Biomet has been advised by Ernst & Young that neither it nor any of its associates has any direct or material indirect financial interest in Biomet.
Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions concerning the audit for the fiscal year ended May 31, 2005.
MATTERS RELATING TO AUDITORS
Fees for professional services provided by our independent accountants in each of the last two fiscal years, in each of the following categories are:

	2005	2004
Audit Fees	$2,150,729	$1,187,462
Audit-Related Fees	46,570	83,122
Tax Fees	18,317	109,018
All Other Fees	0	0

	$2,215,616	$1,379,602

Fees for audit services include fees associated with the annual audit of consolidated financial statements (including Sarbanes-Oxley 404 attestation in 2005), the reviews of Biomet’s quarterly reports on Form 10-Q, audit-related accounting consultations, audit-related acquisition accounting and statutory audits required internationally. Audit-related fees principally included due diligence in connection with acquisitions, assistance with implementation of various rules and standards and benefit plan audits. Tax fees included tax compliance, tax advice and tax planning. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee, or the Chair of the Audit Committee, is responsible for approving in advance all audit and permitted non-audit services to be performed for Biomet by its independent accountants. Prior to the engagement of the independent accountants for the next year’s audit, management, with the participation of the independent accountants, submits to the Audit Committee for approval an aggregate request for services expected to be rendered during that year for various categories of services. In the event that additional services are required from the independent accountants, the Audit Committee has delegated authority to approve or deny such requests to the Chair of the Audit Committee.
INCORPORATION BY REFERENCE
To the extent that this Proxy Statement is incorporated by reference into any other filing by Biomet under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of Audit Committee,” “Report of the Compensation and Stock Option Committee” and “Stock Performance Graph,” as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

INFORMATION REGARDING SHAREHOLDER PROPOSALS
FOR THE 2005 ANNUAL MEETING
If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be included in the proxy materials for Biomet’s Annual Meeting for the fiscal year ended May 31, 2006, you should submit your proposal in writing to the Secretary of Biomet, P.O. Box 587, Warsaw, IN 46581-0587, no later than April 23, 2006.
Biomet’s Bylaws establish an advance notice procedure with regard to shareholder nominations of directors. If you wish to submit director nominees for consideration by the shareholders at Biomet’s 2006 Annual Meeting, you must provide a written notice to the Secretary of Biomet, P.O. Box 587, Warsaw, IN 46581-0587. Such written notice must be delivered to, or mailed and received at, such address not less than 60 days nor more than 90 days prior to next year’s Annual Meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, any notice of nomination by a shareholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Such written notice must also contain specified information concerning the person(s) to be nominated and concerning the shareholder making such nominations. You may obtain a copy of Biomet’s Bylaws from the Secretary of Biomet. If you notify Biomet after July 6, 2006, of an intent to present a proposal at Biomet’s 2006 Annual Meeting, Biomet’s proxy holders will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in Biomet’s proxy materials.
OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors of Biomet has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters of which Biomet did not have notice by July 6, 2005 (45 days prior to August 19, the first date of mailing of proxy materials for last year’s Annual Meeting), should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; or (c) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of Biomet.
By Order of the Board of Directors,
Daniel P. Hann, Secretary
August 10, 2005

BIOMET, INC.
1998 QUALIFIED AND NON-QUALIFIED
STOCK OPTION PLAN
(as amended June 24, 2005)
1.	DEFINITIONS. The following terms, when capitalized herein, shall have the meanings specified in this Section:
(a)	“Board of Directors” or “Board” means the Board of Directors of Biomet, Inc.

(b)	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(c)	“Committee” means the committee appointed by the Board of Directors, pursuant to Section 3(a), to administer this Plan.

(d)	“Common Shares” means the Common Shares of the Company.

(e)	“Company” means Biomet, Inc., an Indiana corporation.

(f)	“Director” means a member of the Board of Directors of the Company.

(g)	“Distributor” means a Person engaged in the sale or distribution of products of the Company or a Subsidiary.

(h)	“Employee” means an individual employed by the Company or any Subsidiary. A Director of the Company shall not be deemed to be employed by the Company solely as a result of his or her position as a Director.

(i)	“Employer” means, collectively, or where the context is appropriate, individually, the Company and/or any of its Subsidiaries.

(j)	“Expiration Date” means August 2, 2008, the last date on which Options may be granted pursuant to this Plan.

(k)	“Fair Market Value” means the closing price of the Common Shares as reported by The Nasdaq Stock Market or by any national securities exchange on which Common Shares may be traded.

(l)	“Notice of Option” means a written communication by the Company or a Subsidiary to an Optionee confirming the grant of an Option pursuant to this Plan.

(m)	“Non-Employee Director” means a Director of the Company who is a “non-employee director” within the meaning of Rule 16b-3.

(n)	“Option” means a right to purchase Common Shares granted pursuant to this Plan. Options may be either “Qualified Options,” which are defined as Options intended to meet the requirements of Section 422 of the Code, or “Non-Qualified Options,” which are defined as Options not intended to meet the requirements of Section 422 of the Code.

(o)	“Optionee” means a Person to whom an Option is granted under this Plan.

(p)	“Person” means an individual, partnership, joint venture, association, trust, corporation or other entity that is not a wholly-owned Subsidiary.

(q)	“Plan” means this Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan.

(r)	“Retirement” means, with respect to:
(i)	an Employee, retirement from the Employer pursuant to the early or normal retirement provisions of any applicable retirement plan;

(ii)	a Non-Employee Director, termination of service as a Director; and

(iii)	a Non-Employee Distributor who is a natural person, Separation from Service after the Distributor has attained age 55 and has served the Company or any Subsidiary for at least 10 years.
(s)	“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission or any successor rule.

(t)	“Separation from Service” or “Separates from Service” means with respect to:
(i)	an Employee, any voluntary or involuntary termination of the Employee’s employment with the Employer for any reason, including, but not limited to, death, disability or Retirement; provided, however, the term shall not include the transfer of an Employee’s employment from the Company to any Subsidiary, from a Subsidiary to the Company or between Subsidiaries;

(ii)	a Non-Employee Director, termination of service as a Director; and

(iii)	a Non-Employee Distributor, any voluntary or involuntary termination of the Non-Employee Distributor’s independent contractor relationship with the Company or any Subsidiary for any reason, including, but not limited to, death, disability or Retirement, but shall not include termination of the relationship by reason of a Non-Employee Distributor becoming an Employee.
(u)	“Subsidiary” means a company (whether or not incorporated) 50% or more of the total combined voting power and 50% or more of the total value of which is owned directly or indirectly by the Company.

(v)	“10% Shareholder” means an individual possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary. An individual shall be considered as owning any shares owned, directly or indirectly, by or for his or her brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

(w)	“1934 Act” means the Securities Exchange Act of 1934, as amended.
2.	PURPOSE. This Plan is intended to advance the interests of the Company by providing to Non-Employee Directors, key Employees and certain Distributors an opportunity to acquire or increase a proprietary interest in the Company, and thereby to create in these Persons a stronger incentive to expend their maximum efforts for the growth and success of the Company and its Subsidiaries, and to encourage these Persons to remain in the employ or service of the Company or its Subsidiaries.

3.	ADMINISTRATION.
(a)	COMMITTEE. This Plan shall be administered by a Committee appointed by the Board of Directors, consisting of two or more Directors, all of whom are at all times Non-Employee Directors.

(b)	POWER AND AUTHORITY. The Committee shall have the full power and authority to take all actions and make all determinations required or provided for under this Plan; to interpret and construe the provisions of this Plan or any Notice of Option, which interpretation or construction shall be final, conclusive and binding on the Company, the Employer and the Optionee; and to take any and all other actions and make any and all other determinations not inconsistent with the specific terms and provisions of this Plan which the Committee deems necessary or appropriate in the administration of this Plan. The Committee may from time to time prescribe, amend and rescind rules and regulations applicable to this Plan.

(c)	ACTIONS AND DETERMINATIONS. A majority of the Committee shall constitute a quorum for purposes of any action or determination by the Committee. Each member may be counted in determining the existence of a quorum at any meeting of the Committee. All actions and determinations of the Committee shall be made by an affirmative vote of not less than a majority of its members, or by unanimous written consent. Each member of the Committee shall be entitled to vote on any matters affecting the administration of this Plan or the grant of any Options pursuant to this Plan; however, no member shall act upon the granting of an Option to himself or herself except pursuant to action taken by unanimous written consent.

(d)	RULE 16b-3 COMPLIANCE. Notwithstanding the other provisions of this Section 3, each member of the Committee who is not, at the time any action is taken, a Non-Employee Director shall abstain or recuse himself or herself from any action to be taken with respect to the grant of Options to which the provisions of Rule 16b-3 are intended to apply, and the members of the Committee who are Non-Employee Directors shall have full power to act independently with respect thereto.
4.	ELIGIBILITY. The Persons eligible to receive grants of Options pursuant to this Plan, and the bases on which Options may be granted, are as follows:
(a)	KEY EMPLOYEES. Those individuals who are “key Employees,” as determined from time to time by the Committee. In determining the key Employees and the extent of their participation, the Committee shall take into account such factors as are deemed relevant by the Committee in its sole and absolute discretion in furtherance of the purposes of this Plan. Options granted to key Employees may be designated as Qualified Options or Non-Qualified Options.

(b)	NON-EMPLOYEE DIRECTORS. As soon as practicable at the beginning of each calendar year, each Non-Employee Director shall be granted an Option to purchase 2,000 Common Shares at a price and upon the other terms and conditions specified in this Plan, provided, that the number of Options that may be granted to all Non-Employee Directors shall not exceed 10% of the Common Shares subject to this Plan. A Non-Employee Director shall not be eligible to receive or exercise any Option if the exercise of that Option would result in that Non-Employee Director owning, directly or indirectly, Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company. Options granted to Non-Employee Directors shall be Non-Qualified Options. No Option shall be granted to any Director serving on the Committee who is not a Non-Employee Director.

(c)	DISTRIBUTORS. Those Persons who are Distributors and who are determined by the Committee to be eligible to participate in this Plan. In determining the Distributors eligible to participate and the extent of their participation, the Committee shall take into account such factors as are deemed relevant by the Committee in its sole and absolute discretion in furtherance of the purposes of this Plan. Options granted to Distributors shall be designated as Non-Qualified Options, unless the Distributor is an Employee, in which case the Options may be designated as Qualified Options or Non-Qualified Options.

No Qualified Option shall be granted to any Employee (whether a key Employee or a Distributor) who, at the time the Option is granted, is a 10% Shareholder unless, at the time the Option is granted, the Option price is at least 110% of the Fair Market Value of the Common Shares as of the date of grant of the Option and the Option by its terms is not exercisable after the expiration of five years from the date of grant of the Option.
5.	SHARES. Options may be granted for the purchase of authorized but unissued, or reacquired, Common Shares. The total number of Common Shares with respect to which Options may be granted shall not exceed in the aggregate 20,750,000 Common Shares, except as adjusted in accordance with the provisions set forth in Section 7(g). In the event any outstanding Option expires or is terminated in whole or in part for any reason prior to the Expiration Date, any Common Shares as to which the Option was not exercised may again be subject to an Option granted under this Plan. During the period that any Options granted under this Plan are outstanding, the Company shall reserve and keep available that number of Common Shares sufficient to satisfy all outstanding, unexercised Options.

6.	MAXIMUM EXERCISE. The aggregate Fair Market Value (determined at the time the Option(s) is granted) of the Common Shares with respect to which Qualified Options are exercisable for the first time by an Employee during any calendar year (under all option plans of the Company within the meaning of Code Section 422(d)) shall not exceed $100,000 (as may be adjusted from time to time by applicable law) (the “Cap”). In the event the Fair Market Value of Common Shares subject to a Qualified Option exceeds the Cap, the Option in excess of the Cap shall be deemed to be a Non-Qualified Option. The character of all Options as Qualified or Non-Qualified under this Section 6 shall be determined with reference to the order in which Options were granted.

7.	TERMS AND CONDITIONS OF OPTIONS. Subject to the terms and conditions set forth in this Plan, the Committee may grant Options to eligible individuals upon such terms and conditions as the Committee shall determine. The date on which the Committee approves the grant of an Option shall be considered the date on which the Option is granted. Options granted pursuant to this Plan shall be evidenced by a Notice of Option in such form, consistent with this Plan, as the Committee shall prescribe from time to time. The Notice of Option shall state whether the Option evidenced thereby is a Qualified Option or a Non-Qualified Option. Any provision of this Plan or of a Notice of Option with respect to a Qualified Option that is not consistent with the requirements of Code Section 422 shall be inoperative and the Plan or Notice of Option shall be deemed to incorporate any term necessary to conform it to Code Section 422. The grant and exercise of Options also shall comply with and be subject to the following terms and conditions:
(a)	MEDIUM AND TIME OF PAYMENT.
(i)	In General. An Option may be exercised by delivery of payment for the Common Shares subject to the Option accompanied by a properly executed written notice of exercise in a form prescribed by the Committee. The notice of exercise shall specify the number of Common Shares with respect to which the Option is being exercised. The Committee may prescribe in the Notice of Option a minimum number of Common Shares with respect to which an Option may be exercised. Except as provided in Section 7(a)(ii), payment in full of the purchase price of the Common Shares for which an Option is exercised shall be made either (A) in cash or in cash equivalents; (B) if the Optionee can do so without violating Rule 16b-3 or Section 16(b) of the 1934 Act, through the tender to the Company of Common Shares or the withholding of Common Shares subject to the Option, which Common Shares shall be valued, for purposes of determining the extent to which the purchase price has been paid, at their Fair Market Value on the date of exercise; (C) by any other arrangement satisfactory to the Committee; or (D) a combination of the methods prescribed in (A), (B) or (C); provided, however, that the Committee may in its discretion impose and set forth in the Notice of Option such limitations or prohibitions on the use of Common Shares to exercise Options as it deems appropriate. Any attempt to exercise an Option other than as set forth in this Section 7(a) shall be invalid and of no force or effect.

(ii)	Use of Brokers. The Committee may provide, by inclusion of appropriate language in a Notice of Option, that payment in full of the purchase price need not accompany notice of exercise provided the notice of exercise directs that the certificate or certificates for the Common Shares for which the Option is exercised shall be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash or cash equivalents acceptable to the Company in an amount equal to the purchase price for the Common Shares purchased plus the amount (if any) of federal and other taxes that the Company may, in its sole judgment, determine to be required to be withheld with respect to the exercise of the Option.

(iii)	Issuance of Certificates. Subject to Section 7(j), promptly after the exercise of an Option and the payment in full of the purchase price for the Common Shares, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing ownership of the Common Shares purchased.
(b)	NUMBER OF SHARES. The Notice of Option shall state the total number of Common Shares which may be purchased pursuant to the grant of the Option.

(c)	OPTION PRICE. The purchase price of each Common Share subject to an Option shall be fixed by the Committee at an amount not less than the Fair Market Value of a Common Share as of the close of business on the date of grant of the Option. The Notice of Option shall state the purchase price of the Common Shares subject to the Option.

(d)	TERM OF OPTIONS. Each Option granted under this Plan shall expire within the period prescribed in the Notice of Option relating to that Option, which shall not be more than five years from the date the Option is granted if the Optionee is a 10% Shareholder and not more than ten years from the date the Option is granted if the Optionee is not a 10% Shareholder. The Notice of Option shall state the date of the grant of the Option.

(e)	TIME OF EXERCISE. The Committee may, in its discretion, provide in a Notice of Option that an Option granted under this Plan may not be exercised in whole or in part until the expiration of such period or periods of time, or the attainment of such objectives, as may be specified by the Committee; provided, however, that any limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option so as to accelerate the time in which the Option may be exercised to the extent permitted under Code Section 424(h). Except as specifically restricted by the provisions of this Section 7(e) or by the Committee, any Option may be exercised in whole or in part at any time and from time to time during the period commencing with the date of grant and ending upon the expiration or termination of the Option.

(f)	SEPARATION FROM SERVICE.
(i)	In General. Except as otherwise provided herein, in the event an Optionee Separates from Service, all Options outstanding in the hands of the Optionee shall terminate immediately as to any unexercised portion thereof; provided however, that the Committee, in its discretion, subject to the provisions of Section 7(d), may permit an Optionee who has Separated from Service to exercise any unexercised Options at any time within three months after the effective date of the Optionee’s Separation from Service with respect to the Common Shares for which such Options could have been exercised (i) on the effective date of the Separation from Service, or (ii) during the three month period following that effective date. If an Optionee Separates from Service due to Retirement or permanent and total disability (as defined in Code Section 22(e)(3)), the Optionee shall have the right, subject to the provisions of Section 7(d) to exercise the Option with respect to the Common Shares for which it could have been exercised on the effective date of the Separation from Service at any time within three months after a Separation from Service due to Retirement or at any time within twelve months after a Separation from Service due to permanent and total disability.

(ii)	Death. In the event of the death of an Optionee while the Option remains exercisable under this Section 7(f) or other provisions of this Plan, the Optionee’s personal representative shall have the right, subject to the provisions of Section 7(d), to exercise the Option with respect to the Common Shares for which it could have been exercised on the date of death, at any time within twelve months after the date of death.

(iii)	Determinations. For purposes of this Plan, whether a termination of employment or service due to permanent and total disability, and whether an authorized leave of absence or absence on military or government service, shall be deemed to constitute Separation from Service shall be determined by the Committee, which determination shall be final, conclusive and binding.
(g)	RECAPITALIZATION. The aggregate number of Common Shares as to which Options may be granted under this Plan, the number of Common Shares covered by each outstanding Option, and the price per Common Share with respect to each outstanding Option, all shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a share dividend or other increase or decrease in the Common Shares effected without receipt of consideration by the Company. In the event that there shall be a capital reorganization or reclassification of the shares of the Company resulting in a substitution of other shares for the Common Shares, each outstanding Option shall be deemed to represent the right to acquire the number of substitute shares that would have been issued in exchange for the Common Shares then remaining under the Option if those Common Shares had been then issued and outstanding.

(h)	CHANGE OF CONTROL, DISSOLUTION AND LIQUIDATION.
(i)	Change of Control. For purposes of this Plan, “change of control event” shall be deemed to have occurred if:
(A)	The Committee determines in its sole discretion that, by reason of an agreement of merger, consolidation or other reorganization to which the Company has become a party, the Company will not be in control of the surviving or resulting corporation;

(B)	The Company shall become a party to an agreement providing for the sale by the Company of all or substantially all of the Company’s assets to any Person;

(C)	The Committee determines in its sole discretion that any Person has become or is anticipated to become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total combined voting power of the Company’s then outstanding securities, the effect of which (as determined by the Committee in its sole discretion) is the acquisition of control of the Company; or

(D)	During any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease, for any reason, to constitute at least a majority thereof, unless the election or nomination of election for each new Director was approved by the vote of at least two-thirds of the Directors in office at the beginning of the period.
(ii)	Effect of a Change of Control Event. Upon the occurrence of a change of control event, the Company shall provide written notice thereof (the “Change of Control Notice”) to the Optionees. The Company shall have the right, but not the obligation, to terminate all outstanding Options as of the date described in the Change in Control Notice by including a statement to such effect in the Change of Control Notice. Upon delivery of the Change of Control Notice and regardless of whether the Company elects to terminate the outstanding Options, the Optionees shall have the right to immediately exercise all outstanding Options in full notwithstanding the terms and conditions set forth in this Plan or in any Notice of Option.

(iii)	Dissolution and Liquidation. In the event the Company adopts all necessary resolutions approving a plan to dissolve or liquidate the Company, the Company shall provide written notice thereof (the “Dissolution Notice”) to the Optionees. Upon delivery of the Dissolution Notice, and subject to Section 7(d), the Optionees shall have the right to immediately exercise all outstanding Options notwithstanding the terms and conditions set forth in this Plan or in any Notice of Option. All unexercised Options outstanding immediately following the time specified for exercise in the Dissolution Notice shall terminate.
(i)	ASSIGNABILITY. No Option shall be assignable or transferable, except to the extent provided in Section 7(f) in the event of the death of an Optionee. During the lifetime of an Optionee, the Option shall be exercisable only by the individual to whom the Option was granted (or, in the event of the legal incapacity or incompetency of the Optionee, the Optionee’s legal guardian or legal representative on behalf of the Optionee).

(j)	ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS.
(i)	Registration of Shares. Options shall not be exercisable unless the issuance of the Common Shares subject to the Options is the subject of an effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the issuance would be exempt from the registration requirements of the Securities Act of 1933, as amended.

(ii)	Compliance with Rule 16b-3. This Plan is intended to qualify for the exemption from the short-swing profits liability imposed by Section 16(b) under the 1934 Act provided by Rule 16b-3. To the extent any provision of this Plan or action by the Committee does not comply with the requirements of Rule 16b-3, that provision or action shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee.

(k)	RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to Common Shares subject to an Option until the date of issuance of a certificate or certificates to the Optionee and only after the Common Shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date a certificate is issued.

(l)	OTHER PROVISIONS. A Notice of Option issued pursuant to this Plan may contain such other provisions as the Committee shall deem advisable, provided that those provisions are not inconsistent with the terms of this Plan and Code Section 422.
8.	TERM OF PLAN. This Plan is effective as of August 3, 1998. Unless terminated earlier by the Board of Directors pursuant to Section 9, this Plan shall terminate on the Expiration Date. No Option may be granted under this Plan after the Expiration Date.

9.	AMENDMENT OF THE PLAN. The Board of Directors may from time to time, alter, amend, suspend or terminate this Plan with respect to any Common Shares as to which Options have not been granted; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the Common Shares represented at a duly convened shareholders’ meeting:
(a)	increase the maximum number of Common Shares as to which Options may be granted under this Plan;

(b)	change the class of shares for which Options may be granted under this Plan;

(c)	change the designation of the Employees or class of Employees eligible to receive Options under this Plan; or

(d)	change the provisions of Section 7(c) concerning the Option price.
10.	APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Shares pursuant to Options granted under this Plan will be used for general corporate purposes.

11.	NO OBLIGATION TO EXERCISE OPTION. The granting of an Option under this Plan shall impose no obligation upon the Optionee to exercise any such Option.

12.	NO OBLIGATION TO CONTINUE EMPLOYMENT OR SERVICE. Neither the adoption of this Plan nor the granting of an Option under this Plan shall impose any obligation on the Company to provide any specified amount of compensation to, or to continue the employment of or independent contractor relationship with, any Person.

13.	APPLICABILITY OF AMENDMENTS. Without the express written consent of the Company and the Optionee, no amendment, suspension or termination of this Plan shall alter, impair or otherwise affect any rights or obligations of the Company or an Optionee with respect to any Option previously granted to the Optionee.

14.	WITHHOLDINGS. The Committee shall have the right to require an Optionee to remit to the Company, in a form and manner satisfactory to the Committee, amounts sufficient to satisfy any federal, state or local income, employment or other tax withholding requirements applicable to the grant or exercise of Options hereunder.

YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE.

56 E. BELL DRIVE
P.O. BOX 587
WARSAW, IN 46582
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717
(BARCODE)
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Biomet, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
123,456,789,012.00000
è  000000000000
A/C            1234567890123456789

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	BIOMT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOMET, INC.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL
BE VOTED IN THE MANNER DIRECTED. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
“FOR” MATTERS 1, 2 & 3 BELOW.
Vote On The Election of Directors:

1. Nominees:	01) C. Scott Harrison, M.D. 02) Sandra A. Lamb 03) Kenneth V. Miller 04) Niles L. Noblitt 05) Marilyn Tucker Quayle
02 0000000000

For All	Withhold All	For All Except
☐	☐	☐
215063185276
To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote on the Following Proposals:

		For	Against	Abstain
2.	Approve an amendment to the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan to increase by 5,000,000 Common Shares the number of Common Shares available for grant under the Plan.	☐	☐	☐

3.	Ratification of the selection of Ernst & Young, LLP as independent registered public accounting firm for the Company for the fiscal year ending May 31, 2006.	☐	☐	☐
Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Yes	No
Please indicate whether or not your wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.
☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owner)	Date
P19383
123,456,789,012
090613100
26

PROXY
BIOMET, INC.
ANNUAL MEETING OF SHAREHOLDERS – SEPTEMBER 23, 2005, AT 1:30 P.M. (ET)
THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Dane A. Miller, Ph.D., and Niles L. Noblitt, and each of them, as proxies, each with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Common Shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Friday, September 23, 2005, or any adjournment or postponement thereof. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

Address Changes/Comments:

(If you noted address changes or comments above, please check the corresponding box on the reverse side.)
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.